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                                                                   EXHIBIT 2.24

                               NASSAU SPIRIT INC.

                                  LUZON SPIRIT

                            ASSIGNMENT OF INSURANCE

      Nassau Spirit Inc., a corporation organized and existing under the laws of the Commonwealth of the Bahamas (the "Assignor"), the owner of the Bahamian documented vessel LUZON SPIRIT, Official No. 720776 (the "Vessel"), in consideration of One Dollar ($1) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto UNITED STATES TRUST COMPANY OF NEW YORK (the "Assignee"), a New York corporation, as Trustee pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of the date hereof, among Teekay Shipping Corporation (the "Company"), certain subsidiaries of the Company and the Trustee (the "Indenture"), and as mortgagee of the Vessel under the First Preferred Ship Mortgage (as defined in the Indenture) (the "Mortgage") granted by Assignor in favor of the Assignee, and unto the Assignee's successors and assigns, to its and its successors' and assigns' own proper use and benefit, and, as collateral security for the Assignor's obligations under its Guarantee dated the date hereof (the "Guarantee"), the payment of the principal of (and premium, if any) and interest on the Securities, the payment of all other sums of money payable by the Company under the Indenture, the payment of all other sums of money payable by the Shipowner under this Assignment and the other Guarantor Security Documents to which it is a party, and the payment of all sums payable by the other Guarantors under their respective Subsidiary Guarantees and Guarantor Security Documents (collectively, the "Obligations"), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment, and of the Company and the Guarantors in the Indenture and the Security Documents, all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the "Insurances"), (ii) all claims, returns of premium and other

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moneys and claims for moneys due and to become due under or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances and (iv) any proceeds of any of the foregoing. The liability of the Assignor under this Assignment shall be limited by the provisions of Section 2 of the Guarantee.

     SECTION 1. Representations, Warranties and Covenants. The Assignor hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that the Assignor is not in default thereunder. The Assignor hereby further warrants and represents that it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the assignment to the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances in any material respect, or this Assignment or of any of the rights created by said insurances or this Assignment.

     The Assignor hereby further covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain, with the Assignee's approval, a letter of undertaking by the underwriters or clubs, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to named assured or loss payees as the Assignee may require or approve. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

     The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, its successors and assigns, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the

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Assignee, its successors and assigns may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

     Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

     Section 2. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

     Section 3. Power of Attorney; Financing Statements. The Assignee, its successors and assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of said insurances or otherwise, and any claim made by the Assignee hereunder or under said insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of the Assignor. The Assignor hereby irrevocably authorizes the Assignee, at the Assignor's expense, to file, at any time and from time to time, such financing and continuation statements or papers of similar purpose or effect relating to this Assignment, without the Assignor's signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor's attorney-in-fact to execute any such statements in the Assignor's name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby.

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     SECTION 4.  Irrevocable Assignment.  The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

     SECTION 5. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under the Indenture, the Assignor shall be entitled to exercise all its rights under said insurances (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made.

     SECTION 6. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America. The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. The Assignor hereby irrevocably appoints Haight, Gardner, Poor & Havens (the "Process Agent"), with an office on the date hereof at 195 Broadway, New York, New York 10007, United States, as its agent to receive on behalf of the Assignor and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to any other Security Document to which the Assignor is a party. Such service may be made by mailing or delivering a copy of such process to the Assignor in care of the Process Agent at the Process Agent's above address, and the Assignor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Assignor also irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Assignor at its address specified in the Indenture. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other

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jurisdictions by suit on the judgment or in any other manner provided by law.
Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or its property in the courts of any other jurisdiction.

     SECTION 7. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, telex, facsimile transmission, or other direct written electronic means to the applicable address set opposite such party's name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

     If to the Assignee:

     United States Trust Company of New York
     114 West 47th Street
     New York, New York 10036-1532
     Attention: Trust Administration
     Telex: 620439
     ANSWER BACK US TRUST
     Facsimile: (212) 852-1625

     If to the Assignor:


     Nassau Spirit Inc.
     c/o Teekay Shipping Corporation
     Tradewinds Building
     Sixth Floor
     Bay Street
     P.O. Box SS-6293
     Nassau, Commonwealth of the Bahamas
     Attention: Managing Director
     Telex: 382-20375
     ANSWER BACK AB: OCEAN
     Facsimile: (809) 328-7330


     Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, telex or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

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     SECTION 8.  Headings.  The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

     SECTION 9. Termination. This Assignment shall terminate, and be of no further force and effect, upon (i) the payment in full of all of the Obligations and the performance and observance of all agreements, covenants and provisions contained in the Guarantee and the Mortgage, and of the Company and the Assignor under the Indenture, and the absence of any further actual or contingent liability in respect of any thereof, (ii) the occurrence of the Termination and Release or (iii) the substitution of a Qualified Substitute Vessel for the Vessel under the Indenture.

           [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

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     IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed this 29th day of January, 1996.

                                            NASSAU SPIRIT INC.


                                            By: /s/ Anthony Gurnee
                                               ---------------------------------
                                               Name:  Anthony Gurnee
                                               Title: Attorney-in-Fact

The terms and conditions of
this Assignment are hereby

ACCEPTED BY:

UNITED STATES TRUST COMPANY
  OF NEW YORK, as Trustee


By: /s/ Cynthia Chaney
    --------------------------------
   Name:  Cynthia Chaney
   Title: Assistant Vice President



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                              NOTICE OF ASSIGNMENT

The Nippon Fire & Marine Insurance Co., Ltd.
The Britannia Steam Ship Insurance Association Limited
Miller Marine Limited

     Nassau Spirit Inc. (the "Owner"), owner of the Bahamian documented vessel LUZON SPIRIT, Official No. 720776 (the "Vessel"), HEREBY GIVES NOTICE that by an Assignment dated January 29, 1996 and made by the Owner to UNITED STATES TRUST COMPANY OF NEW YORK (the "Assignee"), a New York corporation, as Trustee pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of January 29, 1996, among Teekay Shipping Corporation (the "Company"), certain subsidiaries of the Company and the Trustee (the "Indenture"), the Owner assigned to the Assignee all of the Owner's right, title and interest in and to all insurances and the benefit of all insurances, heretofore, now or hereafter taken out in respect of the Vessel. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

                                          NASSAU SPIRIT INC.


                                          By: /s/ Anthony Gurnee
                                              ---------------------------------
                                              Name:  Anthony Gurnee
                                              Title: Attorney-in-Fact

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                              LOSS PAYABLE CLAUSES

                               HULL AND WAR RISKS

     Loss, if any, payable to UNITED STATES TRUST COMPANY OF NEW YORK (the "Mortgagee"), a NEW YORK CORPORATION, in its capacity as Trustee pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of January 29, 1996, among Teekay Shipping Corporation (the "Company"), certain subsidiaries of the Company and the Trustee (the "Indenture"), for distribution by it to the Mortgagee and then to Nassau Spirit Inc. (the "Owner) as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $1,000,000 or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

     In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.
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                            SCHEDULE TO EXHIBIT 2.24

     The Assignments of Insurance not required to be filed because each of them is substantially identical to Exhibit 2.24, and the material details by which each such Assignment of Insurance differs from such Exhibit are as follows:

1. Assignment of Insurance dated January 29, 1996 by VSSI Atlantic Inc. to United States Trust Company of New York, as Trustee.

     a.    Name of Assignor: VSSI Atlantic Inc.

     b.    Name of Ship: TORBEN SPIRIT

     c.    Jurisdiction of Organization: Republic of Liberia

     d.    Official Number of Ship: 723526

2. Assignment of Insurance dated January 29, 1996 by VSSI Appian Inc. to United States Trust Company of New York, as Trustee.

     a.    Name of Assignor: VSSI Appian Inc.

     b.    Name of Ship: MAYON SPIRIT

     c.    Jurisdiction of Organization: Republic of Liberia

     d.    Official Number of Ship: 720752

3. Assignment of Insurance dated January 29, 1996 by Senang Spirit Inc. to United States Trust Company of New York, as Trustee.

     a.    Name of Assignor: Senang Spirit Inc.

     b.    Name of Ship: Senang Spirit

     c.    Official Number of 723521

4. Assignment of Insurance dated January 29, 1996 by Exuma Spirit Inc. to United States Trust Company of New York, as Trustee.

     a.    Name of Assignor: Exuma Spirit Inc.

     b.    Name of Ship: LEYTE SPIRIT

     c.    Official Number of Ship: 720790

5. Assignment of Insurance dated January 29, 1996 by Andros Spirit Inc. to United States Trust Company of New York, as Trustee.

     a.    Name of Assignor: Andros Spirit Inc.

     b.    Name of Ship: SAMAR SPIRIT

     c.    Official Number of Ship: 723134

6. Assignment of Insurance dated January 29, 1996 by VSSI Oceans Inc. to United States Trust Company of New York, as Trustee.

     a.    Name of Assignor: VSSI Oceans Inc.

     b.    Name of Ship: POUL SPIRIT

     c.    Jurisdiction of Organization: Republic of Liberia

     d.    Documentation of Ship: Liberian

     e.    Official Number of Ship: 10328